                                                                    Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 2-98344, 33-13062, 33-15230, 33-15266, 33-20950, 33-40485, 33-45228, 33-45266, 33-47105,
33-49965, 33-55295, 33-57104, 33-58144, 33-60262, 33-64261, 333-14959,
333-14959-01, 333-14959-02, 333-14959-03, 333-16773, 333-19719, 333-22437,
333-37567, 333-37567-01, 333-37567-02, 333-37567-03, 333-36587, 333-36587-01,
333-36587-02, 333-36587-03, 333-42807, 333-56573 and 333-70639) and in the
Registration Statements on Form S-8 (Nos. 33-01776, 33-13457, 33-33220, 33-40272, 33-40675, 33-45017, 33-45018, 33-49909, 33-49911, 33-49913, 33-54547,
33-62453, 33-63833, 333-07941, 333-15281, 333-22451 and 333-73119) of The Chase
Manhattan Corporation or affiliates of our report dated January 19, 1999 appearing on page 44 of this Form 10-K.


                                                     PRICEWATERHOUSECOOPERS LLP


                                                     New York, New York


                                                     March 11, 1999